PRIVATE PLACEMENT AGENCY CONTRACT

Master Trust
1285 Avenue of the Americas
New York, NY 10019

January 7, 2016

UBS Asset Management (US) Inc.

1285 Avenue of the Americas

New York, New York 10019

Re:    Exclusive Placement Agent Agreement

Ladies and Gentlemen:

This letter agreement (“Agreement”) confirms the appointment of UBS Asset Management (US) Inc. (“UBS AM (US)”) as an exclusive private placement agent in connection with the sale of units of beneficial interest (the “Interests”) that are issued by Master Trust, a Delaware statutory trust, with respect to each of its series offered or to be offered as set forth in Exhibit A hereto (as such Exhibit shall be modified from time to time) (the “Funds”).

UBS AM (US)’s role as private placement agent will involve various aspects of selling Interests in the Funds, including (i) identifying qualified investors that may be interested in investing in the Funds and making sales presentations to such investors, (ii) assisting in the process of selling and issuing Interests to such investors and (iii) providing regular and customary personal service and maintenance of investor accounts (e.g., responding to investor inquiries regarding the Funds’ investment objectives, policies, investments and performance, and other information about the Funds) at the request of the Funds or their designees (collectively, the “Fund Representatives”) from time to time for so long as any such investor shall own Interests. Nothing herein shall constitute an undertaking by UBS AM (US) to underwrite or otherwise purchase the Interests or an agreement by UBS AM (US) to a minimum sales amount.

UBS AM (US) will perform its services under this Agreement in accordance with its terms, the Fund Representatives’ instructions, applicable Securities and Exchange Commission (“SEC”) rules and regulations, and applicable federal, state and local laws.

UBS AM (US) will have full supervisory responsibility for the actions of its employees and agents providing services pursuant to this Agreement. UBS AM (US) is not authorized to act on behalf of or to bind the Funds or any Fund Representative, except as provided in this Agreement. No investment in a Fund will become effective until it is accepted by the Fund, which acceptance may be withheld in the Fund’s sole discretion.

UBS AM (US) will provide to each prospective investor in a Fund information concerning the Fund and the Interests as prepared by the Fund, including without limitation, the registration statement of the Fund, as it may be amended or supplemented from time to time (the “Registration Statement”). UBS AM (US) will not make any representations regarding the Funds, UBS Asset Management (Americas) Inc., the Funds’ investment advisor (the “Advisor”), or any Fund Representative that are false or misleading, contain material omissions, or are in any way inconsistent with the Registration Statement, nor will UBS AM (US) deliver to prospective investors any written materials concerning the Funds, the Interests or any Fund Representative that have not been provided by the Funds or approved in advance by the Funds in writing.

UBS AM (US) will not make any public offering of the Interests within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “33 Act”), and will offer Interests only to persons it reasonably believes are either (i) “accredited investors” as defined in Regulation D under the 33 Act, or (ii) “qualified clients” as defined in Rule 205-3 under the Investment Company Act.

UBS AM (US) has no role with respect to, nor responsibility for

(i)

the management or internal operations of the Funds, including investment strategy, the handling of purchases/redemptions, NAV calculation, accounting, reporting to clients (other than responding to routine requests for information from clients) or the Fund’s or the Advisor’s decision to accept a subscription agreement (except that the Advisor can rely on UBS AM (US) to perform its Customer Identification Program obligations pursuant to Section 326 of the USA PATRIOT Act for all UBS AM (US) account holders subject to that provision who are referred to the Funds).

(ii)

the conduct of entities, including but not limited to the Custodian, that each Fund hires to assist it in the Fund’s management and operations (except to the extent that such parties are relying on instructions or information provided by UBS AM (US)); and

(iii)	the accuracy or completeness of information and representations provided by a prospective Fund subscriber to a Fund, except to the extent that UBS AM (US) knows otherwise.

The Funds shall have no obligation to compensate UBS AM (US) for any services performed by it hereunder.

All sales of the Interests are subject to completion by each prospective investor of any appropriate subscription documentation authorized by the Funds and acceptance of such subscription documentation by the Funds.

UBS AM (US) hereby makes, and each time it is involved in the placement of Interests hereunder will be deemed to have repeated, the following representations, warranties and covenants to the Funds:

(i)        UBS AM (US) is registered as a broker-dealer and has all necessary licenses, permits, registrations and approvals permitting it to conduct the activities contemplated under this Agreement in accordance with all applicable laws and regulations;

(ii)        each person who will receive compensation pursuant to the terms of this Agreement will be appropriately registered as a registered representative of UBS AM (US) or otherwise as an agent of UBS AM (US) in each state where such person has a place of business or will have been advised by legal counsel that s/he is validly exempt or otherwise excluded from such registration, and if required to register, will have successfully completed all prerequisites to serving in such capacity (including, but not limited to, all examination requirements);

(iii)        UBS AM (US) has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information; and

(iv)        UBS AM (US) shall comply with the applicable laws and regulations of the United States to verify the source of funds and identity of its account holders in accordance with the USA Patriot Act, and any rules or regulations adopted thereunder (collectively “the Patriot Act”). UBS AM (US) shall assist the Funds in monitoring transactions for UBS AM (US)’s account holders who have invested in the Funds. UBS AM (US) shall provide the Funds with documentation evidencing the identity of a beneficial owner or owners of shares of the Funds for its account holders upon each Fund’s request when the Fund is required by a law, court order, or by administrative or regulatory entity to disclose the identity of the beneficial owner(s).

Each Fund represents and warrants to UBS AM (US) that:

(i)        the Fund is and will remain in compliance in all material respects with all laws and regulations applicable to its business; and

(ii)        at all times during the offering of the Interests, the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

The Funds agree to provide UBS AM (US) prompt delivery of copies of the written Registration Statement and any amendments or supplements thereto. In performing the services contemplated hereby, UBS AM (US) will be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information included in the written Registration Statement, and UBS AM (US) will not have liability to the Funds, the Advisor or any Fund Representative for the use of such Registration Statement consistent with terms of this Agreement. The Funds will be responsible, at their own cost, for the preparation and filing of any and all federal and state “Blue Sky” filings (including fees incurred in connection therewith) necessary in connection with the sale of Interests, as well as the costs and expenses of providing copies of the Funds’ written Registration Statement.

The Funds agree to indemnify and hold harmless UBS AM (US) and each person, if any, who controls UBS AM (US) within the meaning of the Investment Company Act of 1940 Act, as amended (“1940 Act”) (“Control Person”), against any losses, claims, damages, liabilities, or expenses (including, unless the Fund elects to assume the defense as hereinafter provided, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several (for purposes of this paragraph, “Losses”), which: (1) are based on the ground or alleged ground that the Fund’s Registration Statement or any supplemental sales material approved in writing by an officer of the Fund (provided that such supplemental sales material is accompanied or preceded by the Fund’s Registration Statement), includes or allegedly includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of UBS AM (US) or any Control Person, specifically for use in the preparation thereof; or (2) arise out of the Fund’s material breach of a representation or warranty, covenant or agreement contained in this Agreement; provided, however, that the Fund shall not indemnify or hold harmless UBS AM (US) or any Control Person against any Losses caused by UBS AM (US)’s or the Control Person’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by the reckless disregard of its obligations and duties under this Agreement. Notwithstanding the foregoing, the Fund shall not be liable with respect to any claims made against UBS AM (US) or any Control Person unless UBS AM (US) or such Control Person notified the Fund in writing within a reasonable time after the summons or other first legal process providing information of the nature of the claim was served upon UBS AM (US) or such Control Person, but failure to notify the Fund of any such claim shall not relieve it from any liability that it may have to UBS AM (US) or such Control Person for acts or alleged acts other than those described in (1) and (2) of the preceding sentence.

The Fund will be entitled, at its own expense, to participate in or assume the defense of any suit brought to enforce any such liability, and if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Fund elects to assume the defense of any such suit and retain such counsel, UBS AM (US) or such Control Person or persons, as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless: (i) the Fund specifically authorizes the retention of such counsel or (ii) UBS AM (US) or any Control Person who is a party to the suit has been advised by counsel acceptable to the Fund that one or more material legal defenses may be available to UBS AM (US) or the Control Persons that may not be available to the Fund or its control persons (as defined below), in which case the Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of counsel for UBS AM (US) and the Control Persons. In no event shall the Fund be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Fund shall not be liable to or indemnify any person for any settlement of any such claim effected without the consent of the Fund, which it shall not unreasonably withhold.

UBS AM (US) agrees to indemnify and hold harmless the Fund, each of the Fund’s Shareholders, trustees, officers and each person, if any, who controls the Fund within the meaning of the 1940 Act (for purposes of this paragraph, “Fund Control Person”) against any losses, claims, damages, liabilities, or expenses (including, unless UBS AM (US) elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several (for purposes of this paragraph, “Losses”), which: (i) may be based on the ground or alleged ground that the Fund’s Registration Statement used by UBS AM (US), includes or allegedly includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which it was made, not misleading, but only insofar as such statement or omission: (A) was made in reliance upon, and in conformity with, written information furnished to the Fund by or on behalf of UBS AM (US) or any Control Person specifically for use in the preparation thereof, or (B) relates to any such supplemental sales material not supplied by the Fund or approved by it in writing; (ii) arises out of any acts or omissions by UBS AM (US) that cause the offering to involve an offering that is not exempt from registration pursuant to Section 4(2) of the 1933 Act or Regulation D thereunder; (iii) arises out of UBS AM (US)’s failure to be properly licensed to sell Shares; or (iv) arises out of UBS AM (US)’s material breach of a representation or warranty or covenant or agreement contained in this Agreement. Notwithstanding the foregoing, UBS AM (US) shall not be liable with respect to any claims made against the Fund or any Fund Control Person unless the Fund or Fund Control Person notified UBS AM (US) in writing within a reasonable time after the summons or other first legal process providing information of the nature of the claim served upon the Fund or Fund Control Person, but failure to notify UBS AM (US) of such claim shall not relieve UBS AM (US) from any liability that UBS AM (US) may have to the Fund or Fund Control Person for acts or alleged acts other than those described in (i) through (iv) of the preceding sentence.

UBS AM (US) shall be entitled, at its own expense, to participate in or assume the defense of any suit brought to enforce any such liability, and if UBS AM (US) elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that UBS AM (US) elects to assume the defense of any such suit and retain such counsel, the Fund and any Fund Control Person, as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) UBS AM (US) specifically authorized the retention of such counsel or (ii) the Fund or any Fund Control Person who is a party to the suit has been advised by counsel acceptable to UBS AM (US) that one or more material legal defenses may be available to the Fund or Fund Control Persons that may not be available to UBS AM (US) or its controlling person or persons, in which case UBS AM (US) shall not be entitled to assume the defense of such suit notwithstanding UBS AM (US)’s obligation to bear the reasonable fees and expenses of such counsel. UBS AM (US) shall not be liable to indemnify any person for any settlement of any such claim effected without UBS AM (US)’s consent, which it shall not unreasonably withhold.

Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date of its execution. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually by each Fund’s Board of Trustees and, by a separate vote, a majority of the Trustees that are not “interested persons” of the Fund or UBS AM (US) within the meaning of the Investment Company Act.

This Agreement may be terminated at any time with respect to any Fund by the Fund or by UBS AM (US) upon 60 days’ written notice to the other party; provided that the representations and warranties, the indemnity obligations and the compensation arrangements (with respect to sales of Interests up to the effective date of termination of this Agreement) set forth herein shall survive any termination of UBS AM (US)’s engagement hereunder and any sale of the Interests.

This Agreement shall automatically terminate in the event of its assignment, provided that an assignment to a corporate successor to all or substantially all of the business of UBS AM (US), as applicable, or to a wholly-owned subsidiary of such corporate successor which does not result in an actual change of control or management of the business of UBS AM (US), as applicable, shall not be deemed to be an assignment for the purposes of this Agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

ANY ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF UBS AM (US)’S ENGAGEMENT HEREUNDER, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION

OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH PARTY HERETO ALSO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Please indicate your agreement with the terms and provisions of this Agreement by signing below and returning it to the undersigned.

Sincerely,

MASTER TRUST, on behalf of the Funds

By:	/s/ Keith A. Weller
Name:	Keith A. Weller
Title:	Vice President & Assistant Secretary

By:	/s/ Eric Sanders
Name:	Eric Sanders
Title:	Vice President & Assistant Secretary

Accepted and Agreed to as of the date set forth above:

UBS ASSET MANAGEMENT (US) INC.

By:	/s/ Thomas Disbrow
Name:	Thomas Disbrow
Title:	Managing Director

By:	/s/ Nancy D. Osborn
Name:	Nancy D. Osborn
Title:	Director

EXHIBIT A

Series

(as of January 7, 2016)

Prime Master Fund

Treasury Master Fund

Tax-Free Master Fund

Prime CNAV Master Fund